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                                                                Exhibit 23.2



                         CONSENT OF GRANT THORNTON LLP


We have issued our reports dated November 6, 1997 accompanying the consolidated financial statements and schedule of Resource America, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 1997 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our names as it appears under the caption "Experts."


/s/ Grant Thornton LLP
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Cleveland, Ohio
February 4, 1998